Pricing Supplement No. 4                                       Rule 424(b)(2)

Dated:  October 14, 2004                         Registration No.  333-103711

                   (To Prospectus dated March 31, 2003,
              and Prospectus Supplement dated June 26, 2003)

                          WELLS FARGO & COMPANY
                        Medium Term Notes, Series E
                             Fixed Rate Notes

Interest payable on the 29th of each April and October, beginning April 29, 2005

Aggregate Principal Amount:    $500,000,000.00

Proceeds to Company:           $499,250,000.00

Date of Issue:                 October 19, 2004

Maturity Date:                 October 29, 2010

Interest Rate:                 3.98%

Agent:                         Citigroup Global Markets Inc.

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Other Terms:  CUSIP #94974BAZ3
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